SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following press release may be provided to shareholders of Argo Group International Holdings, Ltd.

Argo Provides Update on Annual General Meeting

Reminds Shareholders to Vote the WHITE Proxy Card in Support of Argo’s Highly Qualified Slate of Directors

HAMILTON, Bermuda – May 21, 2019 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”) today issued the following statement in response to Voce Capital Management (“Voce”):

“As of last night, it was clear that shareholders were overwhelmingly supporting Argo, and that Voce did not have the support it needed for its proposals and director nominees. Rather than allow the process to continue and let shareholders decide the issue, Voce has chosen to abandon its activist campaign before the vote became final.

Argo has not seen any of the notices, letters or materials exchanged between Voce and relevant state departments of insurance. These matters have at all times been within the exclusive control of Voce, not Argo. However, based on Voce’s press release, it appears that Voce may have failed to take all steps or disclose all information required by the departments of insurance in a timely fashion.

It is unfortunate that Voce, having failed to address such rudimentary state regulatory requirements well in advance of beginning its campaign, now offers this as an excuse for its decision not to let its proposals proceed to a vote.

Argo fully supports the right for shareholders to exercise their vote. Argo continues to engage with shareholders as we pursue our strategy for strong shareholder returns and our clear path for driving continued value creation. We thank our shareholders for their continued support.”

Additional information regarding the Annual General Meeting, including detailed instructions on how to vote by telephone or internet, is available at https://www.argolimited.com/investors/.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A- ‘(Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

ADDITIONAL INFORMATION

Argo Group International Holdings, Ltd. (“Argo Group”) has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual General Meeting of Shareholders (the “2019 Annual General Meeting”). ARGO GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Argo Group with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Argo Group, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Argo Group’s shareholders in connection with the matters to be considered at the 2019 Annual General Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Argo Group International Holdings, Ltd.

Media:

David Snowden, 210-321-2104

Senior Vice President, Group Communications

david.snowden@argogroupus.com

or

Investors:

Susan Spivak Bernstein, 212-607-8835

Senior Vice President, Investor Relations

susan.spivak@argolimited.com